Exhibit 99.1

AMEDISYS REPORTS SECOND QUARTER 2025 FINANCIAL RESULTS

BATON ROUGE, Louisiana (July 29, 2025) — Amedisys, Inc. (NASDAQ: AMED) today reported its financial results for the three and six-month periods ended June 30, 2025.
Three-Month Periods Ended June 30, 2025 and 2024

•Net service revenue increased $30.7 million to $621.9 million compared to $591.2 million in 2024.
•Net income attributable to Amedisys, Inc. of $28.1 million, which is inclusive of merger-related expenses totaling $26.3 million ($26.1 million, net of tax), compared to net income attributable to Amedisys, Inc. of $32.3 million, which is inclusive of merger-related expenses totaling $11.9 million ($11.5 million, net of tax) in 2024.
•Net income attributable to Amedisys, Inc. per diluted share of $0.84 compared to $0.98 in 2024.

Adjusted Quarterly Results*

•Adjusted EBITDA of $80.8 million compared to $73.2 million in 2024.
•Adjusted net income attributable to Amedisys, Inc. of $51.4 million compared to $43.5 million in 2024.
•Adjusted net income attributable to Amedisys, Inc. per diluted share of $1.54 compared to $1.32 in 2024.

Six-Month Periods Ended June 30, 2025 and 2024

•Net service revenue increased $54.0 million to $1,216.6 million compared to $1,162.6 million in 2024.
•Net income attributable to Amedisys, Inc. of $89.1 million, which is inclusive of merger-related expenses totaling $43.0 million ($42.7 million, net of tax) and a $48.1 million gain on an equity method investment ($35.6 million, net of tax), compared to net income attributable to Amedisys, Inc. of $46.7 million, which is inclusive of merger-related expenses totaling $32.6 million ($31.3 million, net of tax) in 2024.
•Net income attributable to Amedisys, Inc. per diluted share of $2.68 compared to $1.42 in 2024.

Adjusted Year to Date Results*

•Adjusted EBITDA of $149.6 million compared to $133.0 million in 2024.
•Adjusted net income attributable to Amedisys, Inc. of $93.0 million compared to $77.5 million in 2024.
•Adjusted net income attributable to Amedisys, Inc. per diluted share of $2.80 compared to $2.35 in 2024.

* See pages 2 and 8 - 9 for the definition and reconciliations of non-GAAP financial measures to GAAP measures.
The supplemental slides provided in connection with the second quarter 2025 earnings release can be found on the Investor Relations page of our website. In light of the pending merger of the Company with UnitedHealth Group Incorporated, Amedisys will not conduct a quarterly earnings call to discuss the second quarter results.

Non-GAAP Financial Measures
This press release includes reconciliations of the most comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”) to non-GAAP financial measures. The non-GAAP financial measures as defined under SEC rules are as follows: (1) adjusted EBITDA, defined as net income attributable to Amedisys, Inc. before net interest expense, provision for income taxes and depreciation and amortization, excluding certain items; (2) adjusted net income attributable to Amedisys, Inc., defined as net income attributable to Amedisys, Inc. calculated in accordance with GAAP excluding certain items; and (3) adjusted net income attributable to Amedisys, Inc. per diluted share, defined as net income attributable to Amedisys, Inc. common stockholders per diluted share calculated in accordance with GAAP excluding certain items. Certain items include merger-related expenses, impairment charges, unusual or non-recurring expenses and certain non-operational items. Management believes that these non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, are useful gauges of our current performance and are also included in internal management reporting. These non-GAAP financial measures should be considered in addition to, and not more meaningful than or as an alternative to, the GAAP financial measures presented in this earnings release and the company’s financial statements. Non-GAAP measures as presented herein may not be comparable to similarly titled measures reported by other companies since not all companies calculate these non-GAAP measures consistently.
Additional Information
Amedisys, Inc. (the “Company”) is a leading healthcare services company, delivering personalized home health, hospice and high acuity care services in the home. Amedisys is focused on delivering the care that is best for our patients, whether that is home-based recovery and rehabilitation after an operation or injury, care focused on empowering our patients to manage a chronic disease, hospice care at the end of life or in-patient hospital, palliative and skilled nursing facility ("SNF") care in their homes. More than 3,300 hospitals and 114,000 physicians nationwide have chosen Amedisys as a partner in post-acute care. Founded in 1982, headquartered in Baton Rouge, LA with an executive office in Nashville, TN, Amedisys is a publicly held company. With approximately 19,000 employees in 519 care centers within 38 states and the District of Columbia, Amedisys is dedicated to delivering the highest quality of care to the doorsteps of more than 499,000 patients every year. For more information about the Company, please visit: www.amedisys.com.
We use our website as a channel of distribution for important company information. Important information, including press releases, investor presentations and financial information regarding our company, is routinely posted on and accessible on the Investor Relations subpage of our website, which is accessible by clicking on the tab labeled “Investors” on our website home page. Visitors to our website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations subpage of our website.

Forward-Looking Statements
When included in this press release, words like “believes,” “belief,” “expects,” “strategy,” “plans,” “anticipates,” “intends,” “projects,” “estimates,” “may,” “might,” “will,” “could,” “would,” “should” and similar expressions are intended to identify forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a variety of risks and uncertainties that could cause actual results to differ materially from those described therein. These risks and uncertainties include, but are not limited to, the following: disruption from the proposed merger with UnitedHealth Group with patient, payor, provider, referral source, supplier or management and employee relationships; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with UnitedHealth Group or the inability to complete the proposed transaction on the anticipated terms or by the end of the waiver period under the merger agreement; the risk that necessary regulatory approvals for the proposed merger with UnitedHealth Group are delayed, are not obtained or are obtained subject to conditions that are not anticipated; the failure of the conditions to the proposed merger to be satisfied; the costs related to the proposed transaction; the diversion of management time on merger-related issues; the risk that termination fees may be payable by the Company in the event that the merger agreement is terminated under certain circumstances; reputational risk related to the proposed merger; the risk of litigation or regulatory action related to the proposed merger, including among other things, the action by the Department of Justice to block the merger; changes in Medicare and other medical payment levels; changes in payments and covered services by federal and state governments; future cost containment initiatives undertaken by third-party payors; changes in the episodic versus non-episodic mix of our payors, the case mix of our patients and payment methodologies; staffing shortages driven by the competitive labor market; our ability to attract and retain qualified personnel; competition in the healthcare industry; our ability to maintain or establish new patient referral sources; changes in or our failure to comply with existing federal and state laws or regulations or the inability to comply with new government regulations on a timely basis; changes in estimates and judgments associated with critical accounting policies; our ability to consistently provide high-quality care; our ability to keep our patients and employees safe; our access to financing; our ability to meet debt service requirements and comply with covenants in debt agreements; business disruptions due to natural or man-made disasters, climate change or acts of terrorism, widespread protests or civil unrest; our ability to open care centers, acquire additional care centers and integrate and operate these care centers effectively; our ability to realize the anticipated benefits of acquisitions, investments and joint ventures; our ability to integrate, manage and keep our information systems secure; the impact of inflation; the impact of new or increased tariffs; uncertainty around, and disruption from, new and emerging technologies, including the adoption and utilization of artificial intelligence ("AI") and generative AI and changes in laws or developments with respect to any litigation relating to the Company, including various other matters, many of which are beyond our control.
Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on any forward-looking statement as a prediction of future events. We expressly disclaim any obligation or undertaking, and we do not intend to release publicly any updates or changes in our expectations concerning the forward-looking statements or any changes in events, conditions or circumstances upon which any forward-looking statement may be based, except as required by law.

Contact:    Investor Contact:                Media Contact:
Amedisys, Inc.                    Amedisys, Inc.
        Nick Muscato                    Kendra Kimmons
        Chief Strategy Officer             Vice President, Marketing & Communications
    (615) 928- 5452                    (225) 299-3720
        IR@amedisys.com             kendra.kimmons@amedisys.com

AMEDISYS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Amounts in thousands, except per share data)

	For the Three-Month Periods Ended June 30,		For the Six-Month Periods Ended June 30,
	2025	2024	2025	2024
Net service revenue	$621,861	$591,187	$1,216,642	$1,162,601
Operating expenses:
Cost of service, inclusive of depreciation	348,470	326,933	682,520	648,470
General and administrative expenses:
Salaries and benefits	130,322	129,323	262,290	257,269
Non-cash compensation	7,266	7,828	13,489	15,261
Merger-related expenses	26,277	11,901	43,046	32,568
Depreciation and amortization	4,372	4,386	8,819	8,657
Impairment	883	—	883	—
Other	58,693	58,602	116,658	116,543
Total operating expenses	576,283	538,973	1,127,705	1,078,768
Operating income	45,578	52,214	88,937	83,833
Other income (expense):
Interest income	3,016	1,617	5,889	3,344
Interest expense	(6,415)	(7,895)	(12,837)	(16,014)
Equity in earnings from equity method investments	1,641	1,515	3,435	2,425
Gain on equity method investment	—	—	48,093	—
Miscellaneous, net	4,506	1,779	6,014	2,869
Total other income (expense), net	2,748	(2,984)	50,594	(7,376)
Income before income taxes	48,326	49,230	139,531	76,457
Income tax expense	(19,274)	(16,657)	(48,658)	(29,290)
Net income	29,052	32,573	90,873	47,167
Net income attributable to noncontrolling interests	(968)	(272)	(1,777)	(466)
Net income attributable to Amedisys, Inc.	$28,084	$32,301	$89,096	$46,701
Basic earnings per common share:
Net income attributable to Amedisys, Inc. common stockholders	$0.85	$0.99	$2.71	$1.43
Weighted average shares outstanding	32,849	32,706	32,822	32,688
Diluted earnings per common share:
Net income attributable to Amedisys, Inc. common stockholders	$0.84	$0.98	$2.68	$1.42
Weighted average shares outstanding	33,289	33,047	33,231	32,992

AMEDISYS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share data)

	June 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$337,304	$303,242
Patient accounts receivable	295,521	296,075
Prepaid expenses	18,282	13,072
Other current assets	11,091	19,694
Total current assets	662,198	632,083
Property and equipment, net of accumulated depreciation of $104,613 and $100,890	38,273	42,108
Operating lease right of use assets	86,614	81,500
Goodwill	1,213,888	1,213,888
Intangible assets, net of accumulated amortization of $21,134 and $18,787	79,243	81,155
Other assets	135,169	87,980
Total assets	$2,215,385	$2,138,714
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$29,789	$39,956
Payroll and employee benefits	138,515	151,995
Accrued expenses	150,379	152,564
Termination fee paid by UnitedHealth Group	106,000	106,000
Current portion of long-term obligations	36,799	37,968
Current portion of operating lease liabilities	26,879	25,909
Total current liabilities	488,361	514,392
Long-term obligations, less current portion	326,425	339,313
Operating lease liabilities, less current portion	60,404	56,111
Deferred income tax liabilities	64,445	48,051
Other long-term obligations	847	882
Total liabilities	940,482	958,749
Equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 60,000,000 shares authorized; 38,476,503 and 38,307,521 shares issued; 32,881,262 and 32,776,148 shares outstanding	38	38
Additional paid-in capital	833,099	818,201
Treasury stock, at cost, 5,595,241 and 5,531,373 shares of common stock	(480,859)	(474,854)
Retained earnings	880,252	791,156
Total Amedisys, Inc. stockholders’ equity	1,232,530	1,134,541
Noncontrolling interests	42,373	45,424
Total equity	1,274,903	1,179,965
Total liabilities and equity	$2,215,385	$2,138,714

AMEDISYS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND DAYS REVENUE OUTSTANDING
(Amounts in thousands, except statistical information)

	For the Three-Month Periods Ended June 30,		For the Six-Month Periods Ended June 30,
	2025	2024	2025	2024
Cash Flows from Operating Activities:
Net income	$29,052	$32,573	$90,873	$47,167
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (inclusive of depreciation included in cost of service)	6,701	6,358	13,488	12,496
Non-cash compensation	7,905	8,298	14,749	16,184
Amortization and impairment of operating lease right of use assets	8,750	8,534	17,395	17,100
Gain on disposal of property and equipment	(11)	(23)	(45)	(19)
Gain on equity method investment	—	—	(48,093)	—
Gain on termination of joint venture	(3,568)	—	(3,568)	—
Deferred income taxes	6,414	3,983	16,395	6,577
Equity in earnings from equity method investments	(1,641)	(1,515)	(3,435)	(2,425)
Amortization of deferred debt issuance costs	194	247	442	495
Return on equity method investments	1,059	548	3,379	718
Impairment	883	—	883	—
Changes in operating assets and liabilities:
Patient accounts receivable	24,118	2,449	554	(44,357)
Other current assets	96	4,823	3,576	3,127
Operating lease right of use assets	(1,178)	(1,027)	(2,364)	(2,069)
Other assets	(40)	215	48	370
Accounts payable	1,108	(10,345)	(9,805)	(1,693)
Accrued expenses	(5,008)	4,066	(15,666)	7,095
Other long-term obligations	—	18	(34)	(573)
Operating lease liabilities	(7,623)	(6,897)	(15,248)	(14,429)
Net cash provided by operating activities	67,211	52,305	63,524	45,764
Cash Flows from Investing Activities:
Proceeds from the sale of deferred compensation plan assets	—	—	27	21
Proceeds from the sale of property and equipment	4	—	19	—
Purchases of property and equipment	(700)	(1,385)	(1,915)	(4,055)
Investments in technology assets	(225)	(186)	(426)	(409)
Investment in equity method investee	—	—	—	(196)
Net cash used in investing activities	(921)	(1,571)	(2,295)	(4,639)
Cash Flows from Financing Activities:
Proceeds from issuance of stock upon exercise of stock options	56	—	149	—
Shares withheld to pay taxes on non-cash compensation	(3,141)	(3,578)	(6,005)	(4,195)
Noncontrolling interest contributions	—	147	—	1,911
Noncontrolling interest distributions	(475)	(1,208)	(1,260)	(1,964)
Principal payments of long-term obligations	(9,808)	(9,441)	(19,552)	(18,382)
Debt issuance costs	(499)	—	(499)	—
Net cash used in financing activities	(13,867)	(14,080)	(27,167)	(22,630)
Net increase in cash, cash equivalents and restricted cash	52,423	36,654	34,062	18,495
Cash, cash equivalents and restricted cash at beginning of period	284,881	120,704	303,242	138,863
Cash, cash equivalents and restricted cash at end of period	$337,304	$157,358	$337,304	$157,358

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$6,182	$7,319	$12,359	$15,507
Cash paid for income taxes, net of refunds received	$24,423	$17,565	$25,330	$18,393
Cash paid for operating lease liabilities	$8,801	$7,924	$17,612	$16,498
Cash paid for finance lease liabilities	$4,181	$4,875	$8,302	$7,111

	For the Three-Month Periods Ended June 30,		For the Six-Month Periods Ended June 30,
	2025	2024	2025	2024
Supplemental Disclosures of Non-Cash Activity:
Right of use assets obtained in exchange for operating lease liabilities	$13,375	$3,774	$20,381	$10,947
Right of use assets obtained in exchange for finance lease liabilities	$3,081	$5,691	$6,239	$10,017
Reductions to right of use assets resulting from reductions to operating lease liabilities	$—	$—	$75	$168
Reductions to right of use assets resulting from reductions to finance lease liabilities	$273	$623	$688	$1,119
Days revenue outstanding (1)	40.9	52.1	40.9	52.1

(1) Our calculation of days revenue outstanding at June 30, 2025 and 2024 is derived by dividing our ending patient accounts receivable by our average daily patient revenue for the three-month periods ended June 30, 2025 and 2024, respectively.

AMEDISYS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES
(Amounts in thousands, except per share data)

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA") Reconciliation:

	For the Three-Month Periods Ended June 30,		For the Six-Month Periods Ended June 30,
	2025	2024	2025	2024
Net income attributable to Amedisys, Inc.	$28,084	$32,301	$89,096	$46,701
Add:
Income tax expense	19,274	16,657	48,658	29,290
Interest expense, net	3,399	6,278	6,948	12,670
Depreciation and amortization	6,701	6,358	13,488	12,496
Certain items(1)	23,338	11,566	(8,565)	31,862
Adjusted EBITDA(2)(5)	$80,796	$73,160	$149,625	$133,019

Adjusted Net Income Attributable to Amedisys, Inc Reconciliation:

	For the Three-Month Periods Ended June 30,		For the Six-Month Periods Ended June 30,
	2025	2024	2025	2024
Net income attributable to Amedisys, Inc.	$28,084	$32,301	$89,096	$46,701
Add:
Certain items(1)	23,285	11,240	3,855	30,788
Adjusted net income attributable to Amedisys, Inc.(3)(5)	$51,369	$43,541	$92,951	$77,489

Adjusted Net Income Attributable to Amedisys, Inc. per Diluted Share Reconciliation:

	For the Three-Month Periods Ended June 30,		For the Six-Month Periods Ended June 30,
	2025	2024	2025	2024
Net income attributable to Amedisys, Inc. common stockholders per diluted share	$0.84	$0.98	$2.68	$1.42
Add:
Certain items(1)	0.70	0.34	0.12	0.93
Adjusted net income attributable to Amedisys, Inc. common stockholders per diluted share(4)(5)	$1.54	$1.32	$2.80	$2.35

(1)    The following details the certain items for the three and six-month periods ended June 30, 2025 and 2024:

Certain Items (in thousands):

	For the Three-Month Period Ended June 30, 2025	For the Six-Month Period Ended June 30, 2025
	(Income) Expense	(Income) Expense
Certain Items Impacting General and Administrative Expenses:
Merger-related expenses	$26,277	$43,046
Impairment	883	883
Certain Items Impacting Total Other Income (Expense):
Other (income) expense, net (includes $48,093 gain on equity method investment during the six-month period ended June 30, 2025)	(3,822)	(52,494)
Total	$23,338	$(8,565)
Net of tax	$23,285	$3,855
Diluted EPS	$0.70	$0.12

	For the Three-Month Period Ended June 30, 2024	For the Six-Month Period Ended June 30, 2024
	(Income) Expense	(Income) Expense
Certain Items Impacting General and Administrative Expenses:
Merger-related expenses	11,901	32,568
Certain Items Impacting Total Other Income (Expense):
Other (income) expense, net	(335)	(706)
Total	$11,566	$31,862
Net of tax	$11,240	$30,788
Diluted EPS	$0.34	$0.93

(2) Adjusted EBITDA is defined as net income attributable to Amedisys, Inc. before net interest expense, provision for income taxes and depreciation and amortization, excluding certain items as described in footnote 1.
(3)    Adjusted net income attributable to Amedisys, Inc. is defined as net income attributable to Amedisys, Inc. calculated in accordance with GAAP excluding certain items as described in footnote 1.
(4)    Adjusted net income attributable to Amedisys, Inc. common stockholders per diluted share is defined as diluted income per share calculated in accordance with GAAP excluding the earnings per share effect of certain items as described in footnote 1.
(5)    Adjusted EBITDA, adjusted net income attributable to Amedisys, Inc. and adjusted net income attributable to Amedisys, Inc. common stockholders per diluted share should not be considered as an alternative to, or more meaningful than, income before income taxes or other measures calculated in accordance with GAAP. These calculations may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate these non-GAAP financial measures in the same manner.